EXHIBIT 21

                         (to Form 10-K)

                       THE CLOROX COMPANY

                SUBSIDIARIES OF THE REGISTRANT

            (100% owned unless otherwise indicated)



Subsidiaries                     Jurisdiction of Incorporation

-----------------------------    -----------------------------

American Sanitary Company S.A.    Costa Rica



American Sanitary Company         Grand Cayman,

 (Overseas) Inc. (51%)            British West Indies



Amesco Ltd. (49%)                 Grand Cayman,

                                  British West Indies



The Brita Products Company        Delaware



Brita (Canada) Inc.               Canada



Clorox Argentina S.A. (90%)       Argentina



Clorox do Brasil Ltda.            Brasil



The Clorox Company of

 Canada, Ltd.                     Canada



Clorox (Cayman Islands) Ltd.      Cayman Islands



Clorox Chile S.A.                 Chile



Clorox (Far East) Ltd. (50%)      Hong Kong



The Clorox (Guangzhou)

 Company Ltd.                     People's Republic of China



The Clorox International

 Company                          Delaware



Clorox Korea Ltd.                 Korea



Clorox (Malaysia) Industries

 Sdn. Bhd.                        Malaysia



Clorox (Malaysia) Sdn. Bhd.       Malaysia



Clorox de Mexico, S.A. de C.V.    Mexico



Clorox del Pacifico S.A. (80%)    Peru



Clorox de Panama S.A.             Panama



Clorox del Peru S.A.              Peru



The Clorox Professional

Products Company                  Delaware



The Clorox Company of

 Puerto Rico                      Delaware



Clorox Uruguay S.A.               Uruguay



Corporacion Clorox de

 Venezuela, S.A.                  Venezuela



Henkel Iberica, S.A. (20%)        Spain



The Household Cleaning Products   Egypt

   Company of Egypt, Ltd. (49%)



The HVR Company                   Delaware



The Kingsford Products

Company                           Delaware

(doing business in certain jurisdictions as

 "Combat Insect Control Systems" and in certain

 jurisdictions as "Maxforce Insect Control

 Systems")



Mohammed Ali Abudawood and        Saudi Arabia

  Company for Industry (30%)



National Cleaning Products        Saudi Arabia

  Company Limited (30%)





Productos Del Hogar,

C. por A. (49%)                   Dominican Republic



Tecnoclor, S.A. (49%)             Colombia



United Cleaning Products

 Mfg. Co. Ltd. (33%)              Yemen Arab Republic



Yuhan-Clorox Co., Ltd. (50%)      Korea